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                                                                   EXHIBIT 23.06

                       [LETTERHEAD OF DONALDSON, LUFKIN &
                        JENRETTE SECURITIES CORPORATION]

                                 March 22, 1996

Board of Directors
Pyxis Corporation
9380 Carroll Park Drive
San Diego, CA 92121

Dear Madam and Sirs:

     Reference is made to our opinion letter dated February 7, 1996 with respect to the Exchange Ratio (as defined therein) for the exchange of common stock of Pyxis Corporation (the "Company"), for common stock of Cardinal Health, Inc. ("Cardinal") pursuant to the terms of the Agreement and Plan of Merger dated as of February 7, 1996, among Cardinal, the Company and Aztec Merger Corp. ("Subcorp"), a wholly owned subsidiary of Cardinal (the "Agreement").

     The foregoing letter is solely for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent.

     In that regard, we hereby consent to the reference to the opinion of Donaldson, Lufkin & Jenrette Securities Corporation under the captions
"Summary -- Opinion of Pyxis' Financial Advisor" and "The Merger -- Opinion of Pyxis' Financial Advisor" and to the inclusion of the foregoing opinion in the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 of Cardinal relating to the shares of common stock of Cardinal to be issued in connection with the merger of Subcorp with and into the Company pursuant to the Agreement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          DONALDSON, LUFKIN & JENRETTE
                                            SECURITIES CORPORATION

                                          By:     /s/  LAURENCE E. PAUL

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